                                                                   Exhibit 10.31

STATE OF NORTH CAROLINA                     )
                                            )             LEASE AGREEMENT
CITY OF LINCOLN                             )

         THIS LEASE, made and entered into this the 1st day of January, 1993, by and between EVANGELINE H. HEAFNER, hereinafter referred to as "Lessor," and the
J. H. HEAFNER COMPANY, INC., a North Carolina corporation, having its principal place of business in Lincoln County, North Carolina, hereinafter referred to as "Lessee":

                              W I T N E S S E T H :

         Subject to the terms and conditions hereinafter set forth, said Lessor does hereby let and lease unto said Lessee and said Lessee does hereby accept from said Lessor a certain parcel of land together with buildings and other improvements thereon situated and lying and being in the City of Lincolnton, State of North Carolina, and more particularly described on attached Schedule A, attached hereto.

         The terms and conditions referred to are as follows:

         1. This lease shall begin as of the 1st day of January, 1993 and unless sooner terminated as herein provided, shall exist and continue until the 30th day of December, 2002.

         2. Provided all installments of rental theretofore due have been paid and all other conditions of this lease have been properly complied with by the Lessee, the Lessee may, at its option, extend this lease for an additional three
(3) terms of five (5) years each by giving the Lessor written notice of its intention to do so not later than sixty (60) days prior to the end of the initial term and prior to the end of each extension thereafter. In the event of such extension, all of the terms and conditions as herein set out shall continue in full force and effect during said extension.

         3. The Lessee shall pay the sum of Thirty-six Thousand Ninety and No/100 Dollars ($36,090.00) per year as rental for the demised premises which rental shall be hereinafter referred to as "minimum rent" and shall be payable in twelve (12) equal and consecutive monthly installments of Three Thousand Seven and 50/100 Dollars ($3,007.50) due and payable on the first day of each calendar month, commencing with the first day of December, 1993. From and after the first year of the lease, the rental shall be adjusted as follows:

                  The rental shall be the minimum rent plus a cost of living increase thereon determined by multiplying the minimum rent by a fraction, the denominator of which is the Consumer Price Index for Urban Wage Earners and Clerical Workers in U.S. Cities Average, all items as published by the Bureau of Labor Statistics, U.S. Department of Labor, for January, 1983, and the numerator of which is the said Consumer Price Index for the month of January of the next succeeding annual lease period. The Lessor shall notify the Lessee of the amount of the cost of living adjustment and the total rent due for each annual lease period. Under no circumstances shall the total rent be less than the minimum rent as set forth above.

         All rents shall be absolutely net to the Lessor, so that this Lease, shall, except as hereinafter provided to the contrary, yield net to the Lessor the rent to be paid in each year during the term of the Lease. Accordingly, all costs, expenses, and obligations of every kind or nature whatsoever relating to the demised premises, or any improvements thereon, which may arise or become due during the term of this Lease, shall be paid by the Lessee, and the Lessor shall be indemnified and saved harmless by the Lessee from and against same.

         4. The Lessee shall pay, before any fine, penalty, interest, or costs may be added, or become due or be imposed for non-payment thereof, all taxes, assessments, water and sewer rents, rates and charges, transit taxes, charges for public utilities, excises, levies, licenses, and permit fees and other governmental charges, general and special, ordinary and extraordinary, unforeseen and foreseen, of any kind and nature, whatsoever, which at any time during the term of this Lease may be assessed, levied, confirmed, imposed upon, or grow and become due and payable out of or in respect of, or become a lien on the demised premises, or any improvements thereon, or any part thereof or any appurtenances thereto, or otherwise arising out of the rent and income received by the Lessees from sub-tenants, any use or occupation of the demised premises and franchises as may be appurtenant to the use of the demised premises, or any document (to which the Lessee is a party) creating or transferring an interest or estate in the demised premises.

         5. The Lessee shall pay the taxes and other charges as enumerated in this article and should deliver official receipts evidencing such payment to the Lessors, which payment of taxes shall be made and the receipts delivered at least thirty (30) days before the tax itself would become delinquent, in accordance with the law then in force governing the payment of such tax or taxes. If however, the Lessee desires to contest the validity of any tax or tax claim, the Lessee may do so without being in default hereunder, provided the Lessee gives the Lessor notice of the Lessee's intention to do so and furnishes the Lessor with a surety made by a surety company qualified to do business in the State of North Carolina. If the Lessee shall fail, refuse, or neglect to make any of the payments required in this article, then the Lessor may pay the same, and the amount or amounts of money so paid, including reasonable attorney fees and expenses which might have been reasonably incurred because of or in connection with those payments, together with interest on all such amounts at the rate of ten percent (10%) per annum, shall be repaid by the Lessee to the Lessor, upon the demand of the Lessor and the payment thereof may be collected or enforced by the Lessor in the same manner as though such amount was an installment of rent specifically required by the term of this Lease to be paid by the Lessee to the Lessor, upon the day when the Lessor demands repayment thereof or reimbursement therefore of and from the Lessee; but the election of the Lessor to pay such taxes shall not waive the default thus committed by the Lessee.

         6. During the entire term of this Lease, the Lessee will indemnify and save harmless the Lessor against any and all claims, debts, demands, or obligations which may be made against the Lessor or against the Lessor's title and the premises, arising out of or in connection with any alleged act or admission of the Lessee or any person claiming under, by or through the Lessee; and if it becomes necessary for the Lessor to defend any actions seeking to impose such liability, the Lessee will pay the Lessor all costs of court and attorneys fees incurred by the Lessor in effecting such defense in addition to any other sums which the Lessor may be called upon to pay by reason of the entry of a Judgment against the Lessor in the litigation which such claim is asserted.

         7. From and after the time when the Lease commences, the Lessee will keep insured all buildings and improvements upon said premises against all loss or damage by fire and windstorm, together with extended coverage which said insurance will be maintained in an amount which will be sufficient to prevent any party in interest from being or becoming a co-insurer on any part of the risk which amounts shall not be less than eighty percent (80%) of the full insurable value and all of such policies of insurance shall include the name of the Lessor as one of the parties insured and shall fully protect both the Lessor and the Lessee as their respective interests may appear. The Lessee shall provide such coverage for the Lessor's interest that shall not fall, in any case, below the sum of FOUR HUNDRED THOUSAND DOLLARS ($400,000.00). The originals of all such policies shall be delivered to the Lessor by the Lessee along with receipted bills evidencing the fact that the premiums therefore are paid. The Lessor assumes no obligation whatsoever to repair or replace any building on the demised premises which is damaged or destroyed by fire or other casualty, but the Lessee may at its own option and expense, cause said building to be insured and in case of damage or destruction use all sums collected from such insurance in repairing or replacing said buildings. This coverage shall be in addition to said coverage for the Lessor as set forth above.

         8. It is understood and agreed that the Lessee accepts said premises in the physical condition in which the same now are and further that during the continuance of this Lease the Lessee will keep in good state of repair and in first class condition any and all buildings, furnishing, fixtures, and equipment which are brought or constructed or placed upon the demised premises by the Lessee nor will the Lessee sell or permit any strip, waste or neglect of any building or other property to be committed, and the Lessee will repair or replace and renovate such property as often as it may be necessary to keep the buildings and other property which is the subject matter of this Lease in first class repair and condition. Further, it is understood and agreed that the Lessor shall be under no obligation whatsoever to make any repair or replacement to said premises during the terms of this Lease. In the event any governing body should require alterations to the demised premises to comply with local, state or federal law or regulations, the Lessee shall see that such alterations are made at its own expense, holding Lessor harmless from such expenses. If, at any time, activities by the Lessee shall place the demised premises in violation of any local, state or federal laws, ordinances, statutes, or regulations, then the Lessee shall take such steps to bring the use of the premises into full conformity within thirty (30) days of notification or be in default under this Lease.

         9. If at any time a default should be made by the Lessee in the payment of any rent upon any day such rent becomes due and payable, or if the Lessee shall fail to perform any of the other covenants of this Lease by it to be kept and performed, then in any such event, it shall be lawful for the Lessor, upon election, to declare the lease term ended and to re-enter upon the premises and the building or buildings and improvements situated thereon, or any part thereof or thereon, either with or without process of law, the Lessee waiving any demand for possession of such premises any and all buildings and improvements then situated thereon, or the Lessor may have such other remedy as the law and this instrument may afford. Upon the termination of the lease term, at such election of the Lessor or in any other way, the Lessee shall surrender and deliver up the demised premises and property (real and pursuable) peaceably to the Lessor, or the agent or attorney of the Lessor, immediately upon the termination of the lease terms; and if the Lessee, its agent, attorney, tenants, shall hold such premises, or any part thereof, one day after the same shall be surrendered according to the term of this lease, he shall be deemed guilty of forcible detainer of the premises under the statutes and shall be subject to eviction or removal, forcibly or otherwise, with or without process of law.

         The relationship between the parties that of Landlord and Tenant, and that the Lessee specifically acknowledges that all statutory proceedings to the relationship of Landlord and Tenant respecting rent and the possession of the premises accrued to the Landlord.

         Nothing herein shall be construed as authorizing the Lessor to declare this Lease in default, however, where the default consists in the non-payment of rent, security, insurance, premiums, or taxes until such non-payment, in violation with the terms of this Lease, shall continue for thirty (30) days after the respective due dates for payment of such taxes, security, insurance premiums, and rent, and where the alleged default consists of some violation other than non-payment of rent, security, insurance premiums, or taxes, the Lessor may not declare this Lease in default until such violation shall have continued for thirty (30) days after the Lessor shall have given the Lessee written notice of such violation, provided however, that nothing contained herein shall be construed as precluding the Lessor from having such remedy as be and become necessary in order to preserve the Lessor's right and interest of the Lessor in the premises and this Lease, even before the expiration of the grace or notice periods provided for in this section; if, under particular circumstances then existing, the allowance of such grace, and the giving of such notice will prejudice or endanger the rights of the estates of the Lessor in this Lease and in the demised premises. All default and grace periods shall be deemed to run concurrently and non consecutively. Subject to the rights of the holder of any first mortgage to which this Lease has been subordinated, the Lessee pledged with and assigns to the Lessor, all of the rents, issues, and profits which might otherwise accrue to the Lessee for the use, enjoyment, and operation of the demised premises and in connection with such pledging of the rents, the Lessee covenants and agrees with the Lessor that if the Lessor, upon default of the Lessee, elects to file suit in chancery to enforce the Lease and protect the Lessor's rights, then the Lessor may, as ancillary to such suit, apply to any court having jurisdiction thereof for the appointment of a receiver of all and singular the demised premises, the improvements, buildings located thereon and thereupon, it is expressly covenanted and agreed that the court shall forthwith appoint a receiver with the usual powers and duties of the receivers in like cases, such appointments shall be made by such court as a matter of strict right to the Lessor and without reference to the adequacy or inadequacy of the value of the property which is the subject to the Landlord's lien, or to the solvency of the Lessee and without reference to the commission of waste. Nothing in this section shall be construed as empowering the Lessor to collect rents accruing from the premises unless or until the Lessee is in default. It is expressly agreed that if any time during the term of this Lease, the Lessee shall be adjudged bankrupt or insolvent by any federal or state court, or competent jurisdiction, the Lessor may at its option declare the Lease terminated and canceled and take possession of said premises.

         10. The Lessee shall not assign this Lease or sub-let any part of the demised premises without the written consent of the Lessor, which consent shall not be unreasonably withheld.

         11. At the termination of this Lease, the Lessee will peaceably and quietly deliver possession of the premises and all improvements, including any furnishings, fixtures, and equipment which the Lessee may have brought, placed or constructed upon the premises pursuant to the provisions of this Lease to the Lessor.

         12. If, at any time, the Lessor is required to enforce this Lease or to defend any action arising out of the facts connecting with or caused by reason of ownership by the Lessee of this Lease or the occupancy of the premises pursuant hereto, the Lessee will owe and will pay to the Lessor all costs of court and reasonable attorneys fees incurred or expended by them in conducting such defenses or enforcing the terms of this Lease. The amount of such costs and fees may, at the option of the Lessor, be collected just as though such amount were an amount of rent maturing and coming due.

         13. The Lessor covenants and agrees with the Lessee that so long as the Lessee keeps and performs all of the covenants and conditions of this Lease, the Lessee shall have quiet, undisturbed and continued possession of the premises, free from any claim against the Lessor and all persons claiming under, by and through the Lessor.

         14. The Lessor and their agent shall have the right to enter upon the premises at all reasonable times to examine the condition and use thereof, provided only that such rights shall be exercised in such manner as not to interfere with the Lessee in the conduct of the Lessee's business on such premises, and if the premises are damaged by fire, windstorm, or by other casualty which cause the premises to be exposed to the elements, then the Lessor may enter upon the premises to make emergency repairs, such act or acts shall not be deemed to excuse the Lessee from his obligations to keep the premises in repair and the Lessee shall, upon demand of the Lessor, immediately reimburse the Lessor for the costs and expenses of such emergency repairs.

         IN TESTIMONY WHEREOF, said Lessor has hereunto fixed his hand and seal and said Lessee has caused these presents to be signed in its corporate name by its President and attested by its Secretary and its corporate seal to be hereunto affixed and the said Secretary has hereunto set his hand and seal, this Lease being executed in duplicate originals, one of which is retained by each party.


                                           LESSOR:

                                            /s/ EVANGELINE H. HEAFNER (SEAL)
                                           Evangeline H. Heafner

                                           THE J. H. HEAFNER COMPANY, INC.
                                           LESSEE)

                                  By:        /s/ WILLIAM H. GAITHER
                                           William H. Gaither
                                           President

ATTESTED:
  /s/ J. MICHAEL GAITHER
J. Michael Gaither, Secretary

(Corporate Seal)


STATE OF NORTH CAROLINA

COUNTY OF CATAWBA

          I, Paige E. Pope, a Notary Public in and for said County and State, do hereby certify that EVANGELINE H. HEAFNER, personally appeared before me this day and acknowledged the due execution of the foregoing Lease.

          WITNESS my hand and notarial seal, this the 5th day of January, 1993.

                                                               /s/ PAIGE E. POPE

My Commission Expires:

     11/30/94



STATE :OF NORTH CAROLINA

COUNTY OF CATAWBA


I, Paige E. Pope, a Notary Public of the County and State aforesaid, certify that J. MICHAEL GAITHER, personally came before me this day and acknowledged that he is the Secretary of the J. H. HEAFNER COMPANY, INC., a North Carolina corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed by its President, sealed with its corporate seal and attested by him as its Secretary.

         WITNESS my hand and notarial seal, this the 5th day of January, 1993.

                                                               /s/ PAIGE E. POPE



My Commission Expires:

     11/30/94

                                   SCHEDULE A



BEGINNING at a point in the southwest corner of the intersection of the rights-of-way for East Main Street and Edwards Street, said BEGINNING point being located North 19 deg. 30 min. West 217.65 feet from the northeast corner of Lincoln Bonded Warehouse Company property, running thence from said BEGINNING point with the western edge of the right-of-way for Edwards Street, South 19 deg. 30 min. East 217.65 feet to an iron; running thence leaving the right-of-way for Edwards Street two lines with property of Lincoln Bonded Warehouse as follows: South 71 deg. 03 min. 20 sec. West 150 feet and South 19 deg. 30 min. East 173.20 feet to a nail in the center of the Seaboard Railroad; running thence with the center of said Railroad three lines as follows: South 77 deg. 18 min. 40 sec. West 101.40 feet to an iron, South 75 deg. 40 min. 50 sec. West 100 feet to an iron, and South 73 deg. 46 min. 30 sec. West 100 feet to an iron in the center of said Railroad, a corner with S.M. Roper property; running thence with Roper property North 19 deg. 30 min. West 362.63 feet to a nail in the southern edge of the right-of-way for East Main Street; running thence with said right-of-way, North 70 deg. 30 min. East 45o feet to the point of BEGINNING.

BARRING AND EXCEPTING from the above described property the following: BEGINNING at an iron pin in the center of Seaboard Railroad, said BEGINNING point being located South 19 deg. 30 min. East 362.63 feet from a nail in the Southern edge of the right-of-way for East Main Street; running thence from said BEGINNING point a line with S. W. Roper property North 19 deg. 30 min. West 212.63 feet to a point in S.M. Roper`s eastern line; running thence North 70 deg. 30 min. East 300 feet; running thence South 19 deg. 30 min. East 239.4 feet to point in the center of Seaboard Railroad; running thence with the center of Seaboard Railroad three lines as follows: South 77 deg. 18 min. 40 sec. West 101.4 feet to an iron pin; South 75 deg. 40 min. 50 sec. West 100 feet to an iron pin and South 73 deg. 46 min 30 sec. West 100 feet to an iron pin, the point of BEGINNING, in accordance with a plat prepared by Ronnie Dedmon, Registered Surveyor, dated October 21, 1972.

SUBJECT, HOWEVER, to two 25-foot Easements as described in that certain Lease Agreement dated May 1, 2972, by and between Carolyn Heafner, et al, and Heafner Tire Company, Inc.